UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 3, 2016

SURGICAL CARE AFFILIATES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36154	20-8740447
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

520 Lake Cook Road, Suite 250 Deerfield, IL		60015
(Address of principal executive offices)		(Zip Code)

(847) 236-0921

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.l4a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240. 14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On May 3, 2016, upon the recommendation of the Nominating and Corporate Governance Committee (the “Nominating and Corporate Governance Committee”) of the Board of Directors (the “Board”) of Surgical Care Affiliates, Inc. (the “Company”), the Board elected Kenneth R. Goulet to the Board, effective June 1, 2016. Mr. Goulet is filling the vacancy on the Board that exists following the resignation of Curtis S. Lane as a Class II director on February 29, 2016. Mr. Goulet will serve as a Class II director of the Board until the expiration of his term on the date of the Company’s annual meeting of shareholders in 2018 and until his successor is elected and qualified. Additionally, upon the recommendation of the Nominating and Corporate Governance Committee, the Board approved the appointment of Mr. Goulet to the Audit Committee of the Board, effective June 1, 2016.

Mr. Goulet served as Executive Vice President, and President of Commercial and Specialty Business of Anthem, Inc. from 2013 until his retirement effective October 1, 2015. From 2007 until 2013, Mr. Goulet served in a variety of roles in the Commercial Business division of Anthem, Inc., including Executive Vice President, Commercial, Individual and Marketing; Executive Vice President, Employer, Medicaid, Individual and Specialty; and Executive Vice President, and President and CEO of the Commercial Business Unit. He also assumed interim responsibility for the Consumer Business Unit in 2012. From 2004 to 2007, he served as the Senior Vice President, National Accounts. Prior to joining Anthem, Mr. Goulet worked at Cigna Healthcare from 1981 to 2004.

There are no arrangements or understandings between Mr. Goulet and any other person pursuant to which Mr. Goulet was selected as a director of the Company. There are no related person transactions (within the meaning of Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission) between Mr. Goulet and the Company. In connection with Mr. Goulet’s service as a member of the Board, he will receive the same compensation paid by the Company to its non-employee directors as disclosed in the Company’s Proxy Statement filed with the Securities and Exchange Commission on April 22, 2016, including an annual cash retainer of $60,000 and an annual grant of restricted stock units in the amount of $90,000. In addition to this compensation, Mr. Goulet will enter into the Company’s standard form of indemnification agreement with directors, a copy of which is filed as Exhibit 10.30 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2013, and which is incorporated herein by reference. The compensation of the Company’s directors may be adjusted by the Board from time to time, subject to the terms of any letter agreements entered into with such directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Surgical Care Affiliates, Inc.

Dated: May 9, 2016	/s/ Richard L. Sharff, Jr.
	Name:	Richard L. Sharff, Jr.
	Title:	Executive Vice President, General Counsel and Corporate Secretary